Exhibit 23.5


                    CONSENT OF ROTHSTEIN, KASS & COMPANY LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation of our report dated February 28, 2006 with respect to the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB/A) for the year ended December 31, 2005.

/s/ Rothstein, Kass & Company, LLP
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San Francisco, California
May 30, 2006







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